UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 15, 2015

ENERGY & TECHNOLOGY, CORP.

(Exact name of registrant as specified in its charter)

Delaware	333-143215	26-0198662
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Petroleum Towers, Suite 530 3639 Ambassador Caffery Pkwy PO Box 52523 Lafayette, La	70505
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 337-984-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 1 4a- 12 under the Exchange Act (17 CFR 240.1 4a- 12)

☐	Pre-commencement communications pursuant to Rule 1 4d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))

☐	Pre-commencement communications pursuant to Rule 1 3e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

8-K Items

Item 4.02

On the dates listed below, the management of Energy & Technology Corp. (the “Company”) filed its Form 10-Q’s for the periods listed below, without the completion of a PCAOB AS 4105 review of its financial statements included in the 10-Q’s by its independent auditors. Because no review has been performed, disclosure should be made or action should be taken to prevent future reliance on the financial statements that were included in the Form 10-Q’s.

Form	Date of financial statements	Date of filing
10-Q	fiscal quarter ended March 31, 2017	May 15, 2017
10-Q	fiscal quarter ended September 30, 2016	November 14, 2016
10-Q	fiscal quarter ended June 30, 2016	August 15, 2016
10-Q	fiscal quarter ended March 31, 2016	May 16, 2016
10-Q	fiscal quarter ended September 30, 2015	November 13, 2015
10-Q	fiscal quarter ended June 30, 2015	August 14, 2015
10-Q	fiscal quarter ended March 31, 2015	May 15, 2015

In addition, on March 31, 2016, the management of the Company filed its Form 10-K for the year ended December 31, 2015 which included financial statements that had not been audited by its independent accountant. Because no audit has been completed, disclosure should be made or action should be taken to prevent future reliance on the financial statements that were included in the Form 10-K.

The above mentioned financial statements could have material misstatements and should not be relied upon.

We hereby attached a copy of the SEC requested corrections as instructed by the SEC

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY & TECHNOLOGY, CORP.
(Registrant)
Date: May 24, 2017
	By:	/s/ George M. Sfeir
Name: George M. Sfeir
Title: Chief Executive Officer, Chief Financial Officer, President, Director, and Treasurer

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